Exhibit 99.1

403 W. 4th Street North Newton, Iowa 50208

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Maytag Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

IF YOU HAVE VOTED OVER THE INTERNET OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MYTGC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAYTAG CORPORATION

The Board of Directors recommends a vote

“FOR” items (1) and (2).

	For	Against	Abstain
Vote on Proposals

1.               Proposal to adopt the Agreement and Plan of Merger, dated as of August 22, 2005, by and among Whirlpool Corporation, Whirlpool Acquisition Co., and Maytag Corporation, as it may be amended from time to time.

	☐	☐	☐

2.               In their discretion, the proxies are authorized to vote on such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting, including to consider and vote upon any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting.

	☐	☐	☐

Please date, sign exactly as name appears above, and return in the enclosed envelope. Executors, administrators, trustees, guardians or attorneys should indicate the capacity in which they sign. Corporate owners should sign in their corporate names and affix their seals.

For comments or address change, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (joint owners) Date

ADMISSION CARD

SPECIAL MEETING OF SHAREOWNERS

10:30 am. C.D.T, December 16, 2005

Sodexho Marriott Conference Center

600 North Second Avenue West

Newton, Iowa 50208

You should present this admission card in order to gain admittance to the meeting.  This card admits the shareholder listed on the reverse side and one guest or named representative and is not transferable.  If shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming beneficial ownership of the shares.

Note:  If you plan on attending the Special Meeting in person, please bring, in addition to this Admission Card, a proper form of identification.  The use of video or still photography or other recording devices at the Special Meeting is not permitted.

MAYTAG CORPORATION

Proxy for Special Meeting, December 16, 2005, Solicited by the Board of Directors

George C. Moore, Roger K. Scholten and Steven J. Klyn, and each of them (with full power to act without the others and with power of substitution), are hereby appointed attorneys and proxies of the undersigned to attend the Special Meeting of Stockholders on December 16, 2005, and any adjournment or postponement thereof, and to vote and act for the undersigned as indicated on the reverse side.

If shares of Maytag Corporation Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective trustee of each applicable Voting Plan to vote all shares of Maytag Corporation Common Stock in the undersigned’s name and/or account under such Plan in accordance with the instructions given herein, at the Special Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Special Meeting, including but not limited to the matters set forth on the reverse side.  Your instructions about voting under the Voting Plans are confidential.  If you do not provide voting instructions for shares held in a Voting Plan, the unvoted shares will be voted by the trustee in the same proportion as the total shares voted by plan participants.  Any unallocated shares held in a Voting Plan will also be voted by the trustee in the same proportion as the total shares voted by the plan participants.

This proxy when properly executed will be voted in the manner directed herein and revokes all previous proxies.  If no direction is made, this proxy will be voted FOR items (1) and (2).

Comments/Address Change:

(If comments or address change have been noted above, please mark the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE